CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Trust for Advised Portfolios and to the use of our report dated February 28, 2022 on the financial statements and financial highlights of 1919 Financial Services Fund, 1919 Maryland Tax-Free Income Fund, and 1919 Socially Responsive Balanced Fund, each a series of shares of beneficial interest in Trust for Advised Portfolios. Such financial statements and financial highlights appear in the December 31, 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                            /s/ BBD, LLP
                            BBD, LLP

Philadelphia, Pennsylvania
April 27, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Trust for Advised Portfolios and to the use of our report dated February 15, 2022 on the financial statements and financial highlights of 1919 Variable Socially Responsive Balanced Fund, a series of shares of beneficial interest in Trust for Advised Portfolios. Such financial statements and financial highlights appear in the December 31, 2021 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                            /s/ BBD, LLP
                            BBD, LLP

Philadelphia, Pennsylvania
April 28, 2022